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                                                                    EXHIBIT 21.1


                    SUBSIDIARIES OF LIFEPOINT HOSPITALS, INC.

America Group Offices, LLC (Delaware)
America Management Companies, LLC (Delaware)
AMG - Crockett, LLC  (Delaware)
AMG - Hilcrest, LLC (Delaware)
AMG - Hillside, LLC (Delaware)
AMG - Livingston, LLC (Delaware)
AMG - Logan, LLC (Delaware)
AMG - Southern Tennessee, LLC (Delaware)
AMG - Trinity, LLC (Delaware)
Ashley Valley Medical Center, LLC (Delaware)
Ashley Valley Physician Practice, LLC (Delaware)
Barrow Medical Center, LLC (Delaware)
Bartow Healthcare Partner, Inc. (Florida)
Bartow Healthcare System, Ltd. (Florida)
Bartow Memorial Limited Partner, LLC (Delaware)
Bourbon Community Hospital, LLC (Delaware) (d/b/a (KY) Bourbon Community, LLC) Buffalo Trace Radiation Oncology Associates, LLC (Kentucky)
Castleview Hospital, LLC (Delaware) (d/b/a (UT) Castleview, LLC)
Castleview Medical, LLC (Delaware)
Castleview Physician Practice, LLC (Delaware)
Community Hospital of Andalusia, Inc. (Alabama)
Community Medical, LLC (Delaware)
Crockett Hospital, LLC (Delaware)
Dodge City Healthcare Group, LP (Kansas)
Dodge City Healthcare Partner, Inc. (Kansas)
Georgetown Community Hospital, LLC (Delaware) (d/b/a (KY) Georgetown Community,
     LLC)
Georgetown Rehabilitation, LLC (Delaware)
Halstead Hospital, LLC (Delaware)
HCK Logan Memorial, LLC (Delaware)
HDP Andalusia, LLC (Delaware)
HDP Georgetown, LLC (Delaware)
Hillside Hospital, LLC (Delaware)
HST Physician Practice, LLC (Delaware)
HTI Georgetown, LLC (Delaware)
HTI Pinelake, LLC (Delaware)
Integrated Physician Services, LLC (Delaware)
Kansas Healthcare Management Company, Inc. (Kansas)
Kansas Healthcare Management Services, LLC (Kansas)
Kentucky Hospital, LLC (Delaware)
Kentucky Medserv, LLC (Delaware)
Kentucky MSO, LLC (Delaware)
Kentucky Physicians Services, Inc. (Kentucky)
Lake Cumberland Health Care, Inc. (Kentucky)
Lake Cumberland Regional Hospital, LLC (Delaware) (d/b/a (KY) Lake Cumberland,
     LLC)

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Lake Cumberland Regional Physician Hospital Organization, LLC (Delaware)
LHSC, LLC (Delaware)
LifePoint Corporate Services, General Partnership (Delaware)
LifePoint CSGP, LLC (Delaware)
LifePoint CSLP, LLC (Delaware)
LifePoint Holdings 2, LLC (Delaware)
LifePoint Holdings 3, Inc. (Delaware)
LifePoint Hospitals Holdings, Inc. (Delaware)
LifePoint Medical Group - Hillside, Inc. (Tennessee)
LifePoint of GAGP, LLC (Delaware)
LifePoint of Georgia, Limited Partnership (Delaware)
LifePoint of Kentucky, LLC (Delaware)
LifePoint RC, Inc. (Delaware)
Livingston Regional Hospital, LLC (Delaware)
Logan Medical, LLC (Delaware)
Logan Memorial Hospital, LLC (Delaware)
Meadowview Physician Practice, LLC (Delaware)
Meadowview Regional Medical Center, LLC (Delaware) (d/b/a (KY) Meadowview, LLC) Meadowview Rights, LLC (Delaware)
PineLake Physician Practice, LLC (Delaware)
PineLake Regional Hospital, LLC (Delaware) (d/b/a (KY) Jackson Purchase Medical
  Center)
Poitras Practice, LLC (Delaware)
R. Kendall Brown Practice, LLC (Delaware)
Riverton Memorial Hospital, LLC (Delaware)
Riverton Physician Practices, LLC (Delaware)
Riverview Medical Center, LLC (Delaware)
Select Healthcare, LLC (Delaware)
Siletchnik Practice, LLC (Delaware)
Smith County Memorial Hospital, LLC (Delaware) (d/b/a (TN) SC Memorial, LLC) Southern Tennessee EMS, LLC (Delaware)
Southern Tennessee Medical Center, LLC (Delaware)
Springhill Medical Center, LLC (Delaware)
Springhill MOB, LLC (Delaware)
THM Physician Practice, LLC (Delaware)
Western Plains Regional Hospital, LLC (Delaware)